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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): MARCH 11, 2005



                               TOLL BROTHERS, INC.

               (Exact Name of Registrant as Specified in Charter)

      DELAWARE                       001-09186             23-24168781

(State or Other Jurisdiction         (Commission           (IRS Employer
  of Incorporation)                   File Number)       Identification No.)


                      250 GIBRALTAR ROAD, HORSHAM PA 19044

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 938-8000


Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01.   OTHER MATTERS

     The Toll Brothers, Inc. Board of Directors adopted a resolution by unanimous consent as of March 11, 2005 to limit the use of a portion of the proposed increase of 300,000,000 common shares that is the subject of Proposal Two, entitled "Approval of Amendments to the Certificate of Incorporation to Increase the Number of Authorized Shares of the Company's Stock" that the stockholders of the Company are expected to vote on at the Company's Annual Meeting of Stockholders on March 17, 2005. The resolution states that the Board of Directors will not, without further stockholder approval, utilize more than 200,000,000 of the 300,000,000 shares of the proposed increase in authorized common stock for any purpose other than stock splits, stock dividends and similar stock distributions to stockholders. A copy of the resolution is filed herewith as Exhibit 99.


Item 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.
     The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit
  No.                                Item

99 Resolution of the Board of Directors of Toll Brothers, Inc. adopted as of March 11, 2005





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TOLL BROTHERS, INC                                    Dated: March 14, 2005
By: Joseph R. Sicree
--------------------
    Joseph R. Sicree
    Vice President, Chief
     Accounting Officer


                                  EXHIBIT INDEX

Exhibit
  No.                                Item

99 * Resolution of the Board of Directors of Toll Brothers, Inc. adopted as of March 11, 2005



*Filed electronically herewith.